                      EIGHTH AMENDMENT TO CREDIT AGREEMENT



         THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT dated as of December 29, 2000 (the "AMENDMENT"), is among Alternative Resources Corporation, a Delaware corporation, the undersigned Lenders and American National Bank and Trust Company of Chicago, as Agent and as a Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).


                              W I T N E S S E T H:


         WHEREAS, the Borrower, the Agent and the Lenders entered into that certain Credit Agreement dated as of November 7, 1997 as heretofore amended (as so amended and as the same may hereafter be amended, modified, restated or otherwise supplemented from time to time, the "CREDIT AGREEMENT");

         WHEREAS, the Borrower, Agent and the Lenders wish to make certain amendments to the Credit Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned agrees as follows:

1.       AMENDMENTS TO CREDIT AGREEMENT.

         (a) The definitions of "Cash Budget", "Facility Termination Date" and "Permitted Overadvance" contained in Article I of the Credit Agreement shall be amended in their entirety and as so amended shall read as follows:

                  "Cash Budget" means the consolidated cash forecast dated August 28, 2000 for the Borrower and its Subsidiaries for the period from August 28, 2000 through December 30,2000, or any updated or replacement consolidated cash forecasts delivered by the Borrower to the Agent, in each case acceptable to the Agent and the Required Lenders.

                  "Facility Termination Date" means May 4, 2001 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

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




                  "Permitted Overadvance" means, as of any date of determination thereof, the difference between (a) the amount set forth below for such date:




         DURING THE PERIOD:                               PERMITTED OVERADVANCE:
         ------------------                               ----------------------

         The period ending  December 30,2000                  $12,000,000
         December 31, 2000 through January 30, 2001             9,500,000
         January 31, 2001 through February 27, 2001             9,500,000
         February 28, 2001 through March 30, 2001               9,000,000
         March 31, 2001 through April 29, 2001                  8,000,000
         April 30, 2001 and all times thereafter                7,000,000


         less (b) 100% of the amount of all income tax refunds to the extent the same exceed $2,124,000 received by the Borrower after December 1, 2000 (with any reduction in the Permitted Overadvance on account of any such income tax refund to be effective as of the date of receipt thereof).

         (b) Section 2.6 of the Credit Agreement shall be amended by adding a new subsection (c) at the end thereof which reads as follows:

                  "(c) The Borrower agrees to pay to the Agent for the account of the Lenders a sixth amendment fee in an amount equal to $550,000, such fee to be fully earned upon execution of the Sixth Amendment to Credit Agreement by the Borrower and Lenders and delivery of the same to the Agent and to be payable as follows: 50% of such fee (i.e. $275,000) payable upon execution and delivery of the Eighth Amendment to Credit Agreement by Borrower and Lenders (the Borrower hereby directs the Agent to charge the Borrower's account maintained with ANB in payment of such fee) and the balance of such fee to be payable upon the earlier of (a) payment of the Obligations in full and termination of the Commitments, (b) May 4, 2001 or (c) acceleration of the Obligations pursuant to Section 8.1 hereof.

         (c) Section 2.6 of the Credit Agreement shall be amended by adding a new subsection (d) at the end thereof which reads as follows:

                  "(d) The Borrower agrees to pay to the Agent for the account of the Lenders an eighth amendment fee in an amount equal to 1/2% of the Aggregate Commitment in effect on the Eighth Amendment Effective Date, such fee to be fully earned upon execution of the Eighth Amendment to Credit Agreement by the Borrower and Lenders and delivery of the same to Agent and to be payable on the earlier of (a) payment of the obligations in full and termination of the Commitments, (b) May 4, 2001 or (c) acceleration of the Obligations pursuant to Section 8.1 hereof; PROVIDED HOWEVER, that in the event payment of the Obligations is made in full and the Commitments are terminated in their entirety prior to May 4, 2001, then 50% of such fee shall be forgiven."

         (d) Section 6.1(ii) shall be amended in its entirety and as so amended shall read as follows:

                  "(ii) As soon as available and in any event within 30 days after the end of each month in each year, for itself and its Subsidiaries (a) consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such month and (b) a report of branch office openings and closings, in each case satisfactory to the Agent and the Required Lenders all certified by its chief financial officer."

         (e) Section 6.24.4 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

                  "6.24.4 CUMULATIVE CONSOLIDATED EBITDA. The Borrower will have Consolidated EBITDA for the periods commencing January 1, 2001 and ending each of the dates specified below in an amount not less than that specified below for such period:

         FOR THE PERIOD COMMENCING                    CONSOLIDATED EBITDA SHALL
         1/1/01 AND ENDING:                           NOT BE LESS THAN:
         -----------------------------------          --------------------------
         January 31, 2001                                    $500,000
         February 28, 2001                                  1,000,000
         March 31, 2001                                     2,300,000
         April 30, 2001                                     3,400,000"

         (f) Section 6.16 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

                  "6.16 CUMULATIVE CAPITAL EXPENDITURES. The Borrower will not, nor will it permit any Subsidiary to, expend or commit to expend, on a cumulative basis for Capital Expenditures in an aggregate amount for Borrower and its Subsidiaries in excess of:



         FOR THE PERIOD COMMENCING                    CAPITAL EXPENDITURES SHALL
         1/1/01 AND ENDING:                           NOT EXCEED:
         -----------------------------------          --------------------------
         January 31, 2001                                  $200,000
         February 28, 2001                                  400,000
         March 31, 2001                                     650,000
         April 30, 2001                                     875,000"



         (g) Section 6.17 of the Credit Agreement shall be amended by deleting "$8,500,000 appearing therein and by substituting $4,500,000".

         (h) Section 6.23 shall be amended in its entirety and as so amended shall read as
                                       3
follows:




                  "6.2.3 FINANCIAL CONTRACTS. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract."


         (i) Section 6.32 shall be amended in its entirety and as so amended shall read as follows:

                  "The Borrower agrees to continue to retain Alex Brown (or another reputable financial advisor) to enhance its capital structure and cause such financial advisor to issue periodic (but no less frequently than monthly) progress reports to the Lenders. Additionally, the Borrower will continue to diligently pursue a refinancing of its Obligations hereunder and will keep the Agent apprised of any meaningful progress in connection therewith and the Borrower agrees to participate in bimonthly conference calls with the Agent and the Lenders in which the Borrower and its financial advisors if appropriate or requested by the Agent or any Lender, gives status reports on the Borrower's operating performance and strategic plans."

         (j) Section 6.33 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

                  "6.33 The Borrower agrees to continue to cooperate with, and pay the fees and expenses of, Policano & Manzo LLC within ten Business Days of receipt of an invoice showing in reasonable detail and description the amounts thereof.

2.       RELEASE.

         In consideration for the agreement of the Agent and the Lenders to this Amendment, Borrower hereby releases and forever discharges Agent, each Lender, each of their parent corporations, affiliated corporations, subsidiary corporations, predecessor corporations and successor corporations, and the past and present officers, directors, agents, assigns, subrogees, servants, employees, financial advisors and attorneys of each of them from any and all claims, actions, causes of action, choses in action and suits of every kind and nature whatsoever, whether at law or in equity, under any facts or legal theory that Borrower ever had, now has, or hereafter can, shall or may have, in any way related to, arising out of or based upon this Agreement, the Credit Agreement or any Loan Document, except for any such claims arising out of Agent's or any Lender's future willful breach of this Agreement.

3.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof, the representations and warranties set forth in Article 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and the Borrower is in compliance with all of the terms and conditions of the Credit Agreement after giving effect to the amendments and waivers contemplated hereby and no Unmatured Default or Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4. CONDITIONS PRECEDENT. This effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions:

         (a) CERTAIN DOCUMENTS. Agent shall have received this Amendment duly executed by the Borrower and the Lenders.

         (b) RESOLUTIONS AND SECRETARY'S CERTIFICATE. Agent shall have received certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Amendment and a certificate of the Secretary or Assistant Secretary of the Borrower certifying the names of the officer(s) of the Borrower authorized to execute this Amendment, together with a sample of the true signature of each such officer;

         (c) GOOD STANDING CERTIFICATE. The Agent shall have received a certificate, dated as of a date not more than 10 days prior to the date hereof, of the appropriate official(s) of the States of Delaware and Illinois, certifying as to the subsistence in good standing of the Borrower in such states.

         (d) OPINION OF COUNSEL. Agent shall have received an opinion of counsel to the Borrower with respect to this Amendment, addressed to the Agent and Lenders, which opinion shall be satisfactory to Agent and the Lenders.

         (e) NO DEFAULT. After giving effect to this Amendment and the waivers contained herein, no Unmatured Default or Default shall have occurred and be continuing or will result from the execution and delivery of, or the performance by Borrower of any of its obligations under this Amendment.

         (f) GUARANTORS CONSENT. The Guarantors shall have consented hereto in the space provided for such purpose below.

5.       MISCELLANEOUS.

         (a) This Amendment shall become effective upon the execution and delivery hereof to the Agent by the Borrower and the Lenders and the satisfaction of the conditions precedent set forth in Section 4 hereof.

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


         (b) The Borrower acknowledges and agrees that pursuant to Section 6.1(xi) of the Credit Agreement, the Agent has requested the Borrower to prepare and submit by January 11, 2001 an updated Cash Budget for the period commencing January 1, 2001 through the Facility Termination Date and the Borrower further acknowledges and agrees that the failure to submit the same shall constitute a Default under the Credit Agreement.

         (c) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, any Guaranty, any Collateral Documents, the Notes, any other Loan Document or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such to the Credit Agreement being sufficient to refer to the same as amended hereby.

         (d) The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Agent, such payment to be made no later than 30 days following receipt of an invoice showing in reasonable detail and description the amounts therefor.

         (e) This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

    [remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by each of the undersigned as of the day and year first set forth above.

                   ALTERNATIVE RESOURCES CORPORATION


                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________

                   AMERICAN NATIONAL BANK AND TRUST
                   COMPANY OF CHICAGO, as Agent and
                   individually as a Lender

                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________

                   MELLON BANK, N.A.


                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________

                   HARRIS TRUST AND SAVINGS BANK


                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________

                   FLEET NATIONAL BANK


                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________

                   NATIONAL CITY BANK

                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________

                               GUARANTORS' CONSENT



         The undersigned have each heretofore executed and delivered to the Agent and the Lenders a Guaranty and each hereby consent to the Eighth Amendment set forth above and confirm that its Guaranty and all of the undersigned's obligations thereunder remain in full force and effect in accordance with its terms.




                   ARC SOLUTIONS, INC.
                   (formerly known as CGI Systems, Inc.)


                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________

                   ARC SERVICE, INC.


                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________

                   WRITERS, INC.


                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________

                   ARC MIDHOLDING, INC.
                   (formerly known as CGI Corp.)


                   By:__________________________________
                   Name:________________________________
                   Its:_________________________________


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